Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Executive Vice President, Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES CLOSING ON THE ACQUISITION OF AN INDUSTRIAL/LOGISTICS BUILDING IN CHARLESTON, SOUTH CAROLINA

NEW YORK, NEW YORK (November 16, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced today that it has completed the acquisition of a 57%-leased, approximately 197,000 square foot industrial/logistics building in Charleston, South Carolina (the “Charleston Acquisition”), the Company’s first property in the Charleston market. The Company used cash on hand to pay the $28.6 million purchase price, before transaction costs, and the Company expects that the Charleston Acquisition will stabilize at an approximately 4.6% cash capitalization rate.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are very excited to enter Charleston, a market that has a fast-growing population, a meaningful manufacturing base and the Port of Charleston, which has undergone a recent expansion. We believe that these multiple drivers of demand will support the continued strong growth in Charleston’s industrial/logistics sector.”

In addition to the Charleston Acquisition, the Company previously announced that it has an agreement to acquire, for a purchase price of $28.0 million before transaction costs, an approximately 263,000 square foot industrial/logistics building in Charleston, South Carolina (the “Charleston Forward Acquisition”). The Charleston Forward Acquisition will be built on speculation by the seller and is expected to be completed in the 2022 fourth quarter. Mr. Gamzon commented, “These two Charleston purchases reflect our strategy of sourcing a range of acquisition opportunities, including value-add and forward purchases, as well as land for ground-up development and stabilized buildings, in order to build a high-quality portfolio of industrial/logistics properties in our targeted markets.”

Closing on the purchase of the Charleston Forward Acquisition is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that the Charleston Forward Acquisition will be completed under its current terms, anticipated timeline, or at all.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 36 industrial/logistics buildings aggregating approximately

5.3 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida in addition to several office/flex properties and undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding expected timing of the closing of the Charleston Forward Acquisition, INDUS’s intention to complete the closing of the Charleston Forward Acquisition, the terms of the Charleston Forward Acquisition, the expected stabilized cash capitalization rate of the Charleston Acquisition, and the strength of the Charleston market in terms of population growth, economic growth and its existing manufacturing base. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 4, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.